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EXHIBIT 23.1

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
1200-205 5 Avenue SW	Fax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca

Consent of Independent Registered Chartered Accountants

TC PipeLines, LP:

We consent to the incorporation by reference in the registration statement on Form S-3 of TC PipeLines, LP, dated December 22, 2004, of our report dated March 4, 2004, with respect to the balance sheets of TC PipeLines, LP as of December 31, 2003 and 2002, and the related statements of income, comprehensive income, cash flows and changes in partners' equity for each of the years in the three-year period ended December 31, 2003, which report appears in TC PipeLines, LP annual report on Form 10-K for the year ended December 31, 2003, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP KPMG LLP

Calgary, Canada
December 22, 2004

KPMG LLP, a Canadian owned limited liability partnership, is the Canadian member firm of KPMG International, a Swiss association

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EXHIBIT 23.1